Exhibit 99.1

Cirrus Logic Reports Revenue of $298.6 Million

Growth in the December Quarter Driven by Strong Demand for Portable Audio Products

AUSTIN, Texas--(BUSINESS WIRE)--January 28, 2015--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the third quarter fiscal year 2015, which ended Dec. 27, 2014, as well as the company’s current business outlook.

“Q3 was an excellent quarter for Cirrus Logic, as strength in portable audio fueled revenue growth and operating profit expansion,” said Jason Rhode, president and chief executive officer. “We are very excited about the outlook for Cirrus Logic. We expect to deliver year-over-year revenue growth in Q4 and FY16 driven by a continued strong market for our innovative audio and voice products, a compelling lineup of new product introductions, and significantly improved contributions from the Wolfson acquisition.”

Reported Financial Results – Third Quarter FY15

  Revenue of $298.6 million;
  GAAP gross margin of 43.8 percent and non-GAAP gross margin of 46.2 percent;
  GAAP operating expenses of $86.5 million and non-GAAP operating expenses of $70.6 million; and
  GAAP diluted earnings per share of $0.35 and non-GAAP diluted earnings per share of $0.97.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Fourth Quarter FY15

  Revenue is expected to range between $220 million and $240 million;
  GAAP gross margin is expected to be between 45 percent and 47 percent; and
  Combined R&D and SG&A expenses are expected to range between $88 million and $92 million, which includes approximately $8 million in share-based compensation and $7 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 61707935).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio, industrial and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in the United States, United Kingdom, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including gross margins, operating expenses, net income, operating profit and income, and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of fourth quarter fiscal year 2015 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the fourth quarter of fiscal year 2015, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 29, 2014, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic, Cirrus and Wolfson are registered trademarks of Cirrus Logic, Inc. or its subsidiaries. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Dec. 27,	Sep. 27,	Dec. 28,	Dec. 27,	Dec. 28,
	2014	2014	2013	2014	2013
	Q3'15	Q2'15	Q3'14	Q3'15	Q3'14
Portable products	$253,355	$163,563	$181,749	$529,487	$449,305
Consumer, automotive and other products	45,251	46,651	37,134	131,898	115,374
Net sales	298,606	210,214	218,883	661,385	564,679
Cost of sales	167,775	109,647	115,034	354,612	281,884
Gross profit	130,831	100,567	103,849	306,773	282,795
Gross margin	43.8%	47.8%	47.4%	46.4%	50.1%

Research and development	55,474	44,557	32,426	139,808	90,678
Selling, general and administrative	27,783	21,545	18,625	69,011	57,038
Acquisition related costs	3,200	14,937	-	18,137	-
Restructuring and other	-	1,455	12	1,455	(572)
Patent infringement settlements, net	-	-	-	-	695
Total operating expenses	86,457	82,494	51,063	228,411	147,839

Income from operations	44,374	18,073	52,786	78,362	134,956

Interest income (expense), net	(1,042)	(2,670)	222	(4,179)	581
Other expense	(1,071)	(11,994)	(45)	(12,564)	(100)
Income before income taxes	42,261	3,409	52,963	61,619	135,437
Provision for income taxes	19,532	2,557	11,463	27,790	39,928
Net income	$22,729	$852	$41,500	$33,829	$95,509

Basic earnings per share:	$0.36	$0.01	$0.66	$0.54	$1.51
Diluted earnings per share:	$0.35	$0.01	$0.63	$0.52	$1.45

Weighted average number of shares:
Basic	62,885	62,241	62,854	62,386	63,170
Diluted	65,214	65,085	65,368	65,024	65,894

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. Certain modifications to prior year non-GAAP presentation has been made and had no material effect on the results of operations.

	Three Months Ended			Nine Months Ended
	Dec. 27,	Sep. 27,	Dec. 28,	Dec. 27,	Dec. 28,
	2014	2014	2013	2014	2013
Net Income Reconciliation	Q3'15	Q2'15	Q3'14	Q3'15	Q3'14
GAAP Net Income	$22,729	$852	$41,500	$33,829	$95,509
Amortization of acquisition intangibles	5,151	2,524	275	7,921	275
Stock based compensation expense	7,815	6,496	6,016	19,933	17,529
Provision for litigation expenses and settlements	-	-	-	-	695
Restructuring and other costs, net	-	1,455	12	1,455	(572)
Wolfson acquisition items	9,903	30,875	-	43,082	-
Provision (benefit) for income taxes	17,714	1,764	10,300	24,704	36,839
Non-GAAP Net Income	$63,312	$43,966	$58,103	$130,924	$150,275

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.35	$0.01	$0.63	$0.52	$1.45
Effect of Amortization of acquisition intangibles	0.08	0.04	-	0.12	-
Effect of Stock based compensation expense	0.12	0.10	0.10	0.31	0.27
Effect of Provision for litigation expenses and settlements	-	-	-	-	0.01
Effect of Restructuring and other costs, net	-	0.03	-	0.02	(0.01)
Effect of Wolfson acquisition items	0.15	0.47	-	0.66	-
Effect of Provision (benefit) for income taxes	0.27	0.03	0.16	0.38	0.56
Non-GAAP Diluted earnings per share	$0.97	$0.68	$0.89	$2.01	$2.28

Operating Income Reconciliation
GAAP Operating Income	$44,374	$18,073	$52,786	$78,362	$134,956
GAAP Operating Profit	15%	9%	24%	12%	24%
Amortization of acquisition intangibles	5,151	2,524	275	7,921	275
Stock compensation expense - COGS	273	253	332	757	577
Stock compensation expense - R&D	2,904	2,781	2,834	8,228	7,846
Stock compensation expense - SG&A	4,638	3,462	2,850	10,948	9,106
Provision for litigation expenses and settlements	-	-	-	-	695
Restructuring and other costs, net	-	1,455	12	1,455	(572)
Wolfson acquisition items	9,903	16,547	-	28,642	-
Non-GAAP Operating Income	$67,243	$45,095	$59,089	$136,313	$152,883
Non-GAAP Operating Profit	23%	21%	27%	21%	27%

Operating Expense Reconciliation
GAAP Operating Expenses	$86,457	$82,494	$51,063	$228,411	$147,839
Amortization of acquisition intangibles	(5,151)	(2,524)	(275)	(7,921)	(275)
Stock compensation expense - R&D	(2,904)	(2,781)	(2,834)	(8,228)	(7,846)
Stock compensation expense - SG&A	(4,638)	(3,462)	(2,850)	(10,948)	(9,106)
Provision for litigation expenses and settlements	-	-	-	-	(695)
Restructuring and other costs, net	-	(1,455)	(12)	(1,455)	572
Wolfson acquisition items	(3,200)	(14,937)	-	(20,329)	-
Non-GAAP Operating Expenses	$70,564	$57,335	$45,092	$179,530	$130,489

Gross Margin/Profit Reconciliation
GAAP Gross Margin	$130,831	$100,567	$103,849	$306,773	$282,795
GAAP Gross Profit	43.8%	47.8%	47.4%	46.4%	50.1%
Wolfson acquisition items	6,703	1,610	-	8,313	-
Stock compensation expense - COGS	273	253	332	757	577
Non-GAAP Gross Margin	$137,807	$102,430	$104,181	$315,843	$283,372
Non-GAAP Gross Profit	46.2%	48.7%	47.6%	47.8%	50.2%

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Dec. 27,	Mar. 29,	Dec. 28,
	2014	2014	2013
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$66,607	$31,850	$74,690
Marketable securities	106,061	263,417	215,792
Accounts receivable, net	148,386	63,220	109,535
Inventories	73,896	69,743	69,985
Deferred tax asset	14,143	22,024	33,155
Other current assets	27,081	25,079	25,662
Total current Assets	436,174	475,333	528,819

Long-term marketable securities	3,404	89,243	37,115
Property and equipment, net	137,291	103,650	102,542
Intangibles, net	181,675	11,999	13,427
Goodwill	264,879	16,367	16,335
Deferred tax asset	24,991	25,065	17,354
Other assets	16,654	3,087	6,848
Total assets	$1,065,068	$724,744	$722,440

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$77,195	$51,932	$60,493
Accrued salaries and benefits	20,164	13,388	13,937
Deferred income	5,417	5,631	4,998
Other accrued liabilities	27,402	11,572	12,881
Total current liabilities	130,178	82,523	92,309

Long-term debt	200,439	-	-
Other long-term liabilities	21,073	4,863	5,108

Stockholders' equity:
Capital stock	1,135,719	1,078,878	1,069,113
Accumulated deficit	(421,514)	(440,634)	(443,322)
Accumulated other comprehensive loss	(827)	(886)	(768)
Total stockholders' equity	713,378	637,358	625,023
Total liabilities and stockholders' equity	$1,065,068	$724,744	$722,440

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com